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                                                                   EXHIBIT 10.12


                               THOMAS GROUP, INC.
                              AMENDED AND RESTATED
                     NON-EMPLOYEE DIRECTOR RETAINER FEE PLAN

         1. Purpose. The purpose of this Amended and Restated Non-Employee Director Retainer Fee Plan (the "Plan") is to provide non-employee directors of Thomas Group, Inc., a Delaware corporation (the "Corporation"), with a retainer fee plan, consisting of cash, shares of the Corporation's common stock, $.01 par value per share ("Common Stock"), and options to purchase shares of Common Stock which will:

                  (a) provide a means by which the Corporation may attract able persons to serve as non-employee directors of the Corporation;

                  (b) increase the interest of non-employee directors in the Corporation's welfare; and

                  (c) furnish an incentive to non-employee directors to continue their services for the Corporation and to reward them for their services in a manner that will suitably recognize the value of their judgment, counsel and expertise.

         2. Administration. The Plan shall be administered by the Board of Directors of the Corporation ("Board") or a committee thereof ("Committee"). Except as otherwise provided by the Board in written directions to the Committee, the Committee shall have all of the powers with respect to the Plan. Any member of the Committee (or all members in the event the Board elects to assume direct responsibility for administration of the Plan) may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment of the Board.

         The Committee shall select one of its members to act as its Chairman, and shall make such rules and regulations for its operation as it deems appropriate. A majority of the Committee shall constitute a quorum and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.

         3. Participants. Only directors who are not employees of the Corporation shall be eligible to participate in the Plan.

         4. Common Stock Subject to Plan. The Board may not grant more than 120,000 shares of Common Stock under the Plan, in the aggregate (subject to adjustment in accordance with Section 7). Options granted hereunder shall be granted pursuant to the Corporation's 1992 Stock Option Plan (the "1992 Plan"), and shall be subject to all limitations of such plan, including the aggregate number of options which may be granted. Shares available to be granted under this Plan may be made available from either authorized but unissued Common Stock or Common Stock held by the Corporation in its treasury.




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         5. Grants. Each non-employee director of the Board is entitled to receive, and shall be paid, a retainer fee pursuant to the formula described below. The grant of a stock option shall be evidenced by a stock option agreement containing such terms and provisions as are approved by the Board, but not inconsistent with this Plan and the 1992 Plan.

         Each non-employee director in the Plan shall be paid his or her retainer fee in the following manner:

             (i) Upon election or appointment to the Board, each non-employee director shall receive nine thousand (9,000) options to purchase Common Stock. All options granted hereunder shall be for a period of five years, with standard vesting.

            (ii) A cash fee of $25,000 per year will be paid to each non-employee director in four equal installments. Each installment will be paid in cash within 15 days after the end of a fiscal quarter.

           (iii) Common Stock having an aggregate value of $25,000 (at the time of grant) will be granted to each non-employee director in four equal installments. Each installment will be granted effective as of the last business day of a fiscal quarter.

            (iv) The computation of amounts to be paid pursuant to this Section shall be adjusted for service by a non-employee director during a partial fiscal quarter or partial fiscal year, as applicable, by computing the amount due hereunder for the applicable fiscal period and multiplying such result by the ratio of (a) the number of days of such partial fiscal quarter or partial fiscal year, as applicable, that the particular non-employee director was a director and that this Plan was in effect for such director during such period to (b) the number of days in the complete fiscal quarter or year, as applicable.

         6. Common Stock Price on Date of Grant. The exercise price of options granted hereunder shall be 100% of the fair market value of the Common Stock on the date of grant. For the purposes hereof, the fair market value of the Common Stock on the date of grant shall be the average of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is listed, or if not so listed, the average of the high and low prices of the Common stock on such date on the NASDAQ National Market System, or if not so quoted, the average of the bid and asked prices of the Common Stock on such date in such other market in which shares of Common Stock are regularly quoted, or if not so quoted, as established by the Board on such date.

         7. Capital Adjustments. The aggregate number of shares of Common stock which may be granted under the Plan shall be proportionately adjusted to reflect any stock dividend, stock split, share combination, exchange of shares, recapitalization, merger, consolidation, reorganization, liquidation, or the like, of or by the Corporation. Any fractional shares resulting from any such adjustment shall be eliminated for the purposes of such adjustment.



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         8. Non-Assignability. An option granted to a participant may not be transferred other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder. Except as described in the preceding sentence, during a participant's lifetime, options granted to a participant may be exercised only by a participant.

         9. Interpretation. The Board shall interpret the Plan and shall prescribe such rules in connection with the operation of the Plan as it determines to be advisable for the administration of the Plan.
The Board may rescind and amend its rules.

         10. Amendment and Termination of the Plan. The Board may at any time suspend or terminate this Plan. The Board may also at any time amend or revise the terms of this Plan, provided that, without further approval thereof by the vote or written consent of the holders of a majority of the Corporation's outstanding Common Stock, no such amendment or revision shall (except as otherwise permitted under the provisions of Section 7): (a) increase the maximum number of shares in the aggregate which may be granted pursuant to Section 4 of the Plan; (b) materially increase the benefits accruing to participants under
Section 5 of the Plan; (c) change the exercise price set forth in Section 6 hereof; (d) increase the maximum term of the options provided for in Section 5 hereof; or (e) modify the class of persons eligible to receive compensation pursuant to the Plan.

         The provisions of Section 3, 5 and 6 of this Plan may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

         11. Effect of the Plan. Neither the adoption of this Plan nor any action of the Board shall be deemed to give any participant any right to continue to serve as a director of the Corporation.

         12. Investment Intent. The Corporation may require that there be presented to and filed with it by any participant under the Plan, such evidence as it may deem necessary to establish that the options granted or shares of Common Stock granted or to be purchased pursuant to this Plan are being acquired for investment purposes and not with a view to their distribution.

         13. Term. Unless sooner terminated by action of the Board, this Plan will terminate on August 9, 2003.



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         IN WITNESS WHEREOF, the Corporation has caused this instrument to be executed as of March 9, 1995 by its Chief Executive Officer and Secretary pursuant to authorization of its Board of Directors.


                                         By:
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                                            Philip R. Thomas
                                            Chief Executive Officer

Attest:


-------------------------
Alex W. Young, Secretary











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